Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statements (Form S-4 No. 333-110138, Form S-8 No. 333-108732, Form S-8 No. 333-61806, Form S-4 No. 333-34716 and Form S-3 No. 333-30390) of Seabulk International, Inc. and in the related Prospectus of our report dated February 25, 2005, with respect to the consolidated financial statements of Seabulk International, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP
Certified Public Accountants
Fort Lauderdale, Florida
March 11, 2005